Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-225267, 333-229284 and 333-230927) of Rise Gold Corp. of our report dated October 25, 2019, relating to the consolidated financial statements, which appears in this Form 10-K.

We also consent to the reference to us under the caption “Interests of Experts” in the Prospectus.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Professional Accountants

October 25, 2019